UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2010 (May 6, 2010)
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	001-33097 (Commission File Number)	02-0681276 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
The 2010 Annual Meeting of Stockholders was held on May 6, 2010. The Company’s stockholders voted and approved each of the proposals presented at the 2010 Annual Meeting which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 26, 2010.
•	Proposal 1: The election of three directors to hold office until the 2013 Annual Meeting of Stockholders.

Nominee	Shares Voted For	Authority Withheld
David Gladstone	4,108,562	236,835
Paul W. Adelgren	4,120,556	224,841
John H. Outland	4,125,767	219,630
There were 3,309,684 broker non-votes for Proposal 1. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Effective this year, under applicable rules of the New York Stock Exchange, Proposal 1 (election of directors) is a non-routine proposal. Although broker non-votes are considered present for the purpose of determining the presence of a quorum, broker non-votes are not considered as “votes cast” under Maryland law and have no effect on the result of the vote under Proposal 1.
The following directors will continue to hold office until the 2011 Annual Meeting of Stockholders:
Michela A. English
Anthony W. Parker
Gerard Mead
George Stelljes III
The following directors will continue to hold office until the 2012 Annual Meeting of Stockholders:
David A.R. Dullum
Maurice W. Coulon
Terry Lee Brubaker
•	Proposal 2: To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010.

Shares Voted For	Shares Voted Against	Abstain
7,539,118	17,668	98,295

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)
	By:	/s/ Danielle Jones
May 7, 2010		(Danielle Jones, Chief Financial Officer)